VKSC                             For additional information contact:
                                 G.S. Donovan 630 789-4900 or
                                              630 874-0719 (effective 4-24-06)




            VISKASE COMPANIES, INC. ANNOUNCES 2005 FINANCIAL RESULTS
                                 CONFERENCE CALL

WILLOWBROOK, ILLINOIS, April 20, 2006 - Viskase Companies, Inc. (VKSC) today announced that it will hold a conference call at 4:00 p.m. Eastern Time Tuesday, April 25, 2006. The dial-in number is 800-732-8470. The replay number is 800-633-8284; passcode for the replay number is 21290466.

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.

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